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                                                                     EXHIBIT 5.1
                                                                     -----------


                      [PILLSBURY WINTHROP LLP LETTERHEAD]

                             August 15, 2001


Incyte Genomics, Inc.
3160 Porter Drive
Palo Alto, CA 94304


     Re:   Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Incyte Genomics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 400,000 shares of the Company's Common Stock (the "Shares") issuable pursuant to the Company's 1997 Employee Stock Purchase Plan, as amended (the "Plan"), it is our opinion the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.


                                             Very truly yours,


                                             /s/ PILLSBURY WINTHROP LLP